UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road, Suite 410

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01                 Other Events

In connection with the previously disclosed entry into that certain Second Amendment, dated as of April 15, 2019, to the Credit Agreement dated as of August 8, 2017, between Natera, Inc. (the “Company”) and OrbiMed Royalty Opportunities II, LP (“OrbiMed”), the Company will issue 25,000 shares of its common stock, par value $0.0001 per share, to OrbiMed. The Company is issuing the shares pursuant to a shelf registration statement on Form S-3 (file number 333-214577) declared effective by the Securities and Exchange Commission on November 28, 2016.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: April 29, 2019

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